UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e) Inducement Plan and Inducement Plan Restricted Stock Awards

2023 Brightview Holdings, Inc. Employment Inducement Incentive Award Plan

On September 11, 2023, Brightview Holdings, Inc. adopted the Brightview Holdings, Inc. 2023 Employment Inducement Incentive Award Plan , and on September 28, 2023, the Company filed a Registration Statement on Form S-8 with respect to the Inducement Plan. Pursuant to the Inducement Plan, the Company may grant equity incentive compensation as a material inducement for certain individuals to commence employment with the Company within the meaning of Rule 303A.08 of the Listed Company Manual of the New York Stock Exchange. Awards granted under the Inducement Plan may be in the form of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, dividend equivalent rights and other equity-based awards, or any combination of those awards. The only individuals eligible to receive grants of awards under the Inducement Plan are individuals who satisfy the standards for “inducement awards” under Rule 303A.08.

A total of 1,750,000 shares of common stock, par value $0.01 per share are reserved for grant under the Inducement Plan, subject to adjustment as provided in the Inducement Plan. Shares of Common Stock issued under the Inducement Plan may include authorized but unissued shares of Common Stock or treasury shares. Shares of Common Stock subject to grants that are canceled, forfeited, or terminated without issuance may again be used for grants under the Inducement Plan. Shares used to cover the exercise price of a stock option or tax withholding for any award are not recycled and therefor are not available for future awards. The Inducement Plan will be administered by the Company’s Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) and/or the Board. The Inducement Plan will continue in effect for ten years, unless earlier terminated.

The Inducement Plan was adopted by the Board without stockholder approval pursuant to Rule 303A.08.

The foregoing is only a description of the Inducement Plan and is qualified in its entirety by reference to the Inducement Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

Equity Awards under the Inducement Plan

On October 1, 2023, in connection with Dale A. Asplund’s appointment as the Company’s President and Chief Executive Officer, the Company made two restricted stock unit (“RSU”) awards under the Inducement Plan pursuant to the Company’s previously-announced employment letter agreement with Mr. Asplund, and as a material inducement to his joining the Company as its President and Chief Executive Officer in accordance with Rule 303A.08. Mr. Asplund received (i) an award of 250,000 new hire RSUs (“new hire RSUs”) and (ii) 667,820 matching RSUs (“matching RSUs”), which equaled the number of shares Mr. Asplund purchased before October 1, 2023 based on a personal investment of approximately $5.5 million. Both the new hire RSUs and the matching RSUs will vest ratably over four years beginning on October 1, 2024, subject to Mr. Asplund’s continued employment with the Company. In addition, and pursuant to the employment letter agreement, Mr. Asplund will be granted an inducement award of performance stock units (“PSUs”) under the Inducement Plan with a target award of 250,000 PSUs. The PSUs will vest based on continued service and performance over a three-year performance period (fiscal years 2024-2026) with the same performance goals as determined in November 2023 for the PSU awards granted to other senior executives as part of the fiscal year 2024 long-term incentive program, with payout ranges from 0% (for below threshold performance) to 200% (for maximum performance).

On October 2, 2023, the Company issued a press release in accordance with Item 303A.08, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. A form of restricted stock unit award agreement under the Inducement Plan is attached hereto as Exhibit 10.2 and incorporated herein by reference.

(d) Director Appointment

As previously disclosed by the Company on August 28, 2023 in the press release attached to the Form 8-K filed with the SEC on that date, and effective upon his appointment as President and Chief Executive Officer, Mr. Asplund joined the Company’s board of directors, to serve until the date of the Company’s next Annual Meeting of Stockholders to be held in 2024 and until his successor is elected and qualified or until his earlier resignation, retirement, disqualification or removal.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	BrightView Holdings, Inc. 2023 Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 28, 2023).
10.2	Form of Inducement Restricted Stock Unit Grant (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the SEC on September 28, 2023).
99.1	Press Release issued by BrightView Holdings, Inc. on October 2, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: October 2, 2023	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary